UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Comerica Incorporated
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Comerica Incorporated
Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201
(833) 571-0486

SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 23, 2024

To the Shareholders of Comerica Incorporated:

This proxy statement supplement, dated March 13, 2024 (this “Supplement”), supplements the Definitive Proxy Statement on Schedule 14A of Comerica Incorporated (the “Company”), dated March 11, 2024 (the “Proxy Statement”), for the Company’s Annual Meeting of Shareholders to be held on April 23, 2024 (the “Annual Meeting”).

The Company is supplementing the Proxy Statement to clarify the voting standard applicable to Proposal 4 described therein, which relates to the approval of the Comerica Incorporated Amended and Restated 2018 Long-Term Incentive Plan, as Further Amended and Restated. The voting standard for Proposal 4 is as set forth on page 95 of the Proxy Statement.

Accordingly, the Proxy Statement is hereby supplemented such that the following text replaces, in its entirety, the first sentence under the heading “Shareholder Voting Requirements” on page 93 of the Proxy Statement:

“If a quorum is present at the Annual Meeting, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for approval of the Proposed LTIP.”

As stated on page 93 of the Proxy Statement, broker non-votes will not affect the outcome of the vote on Proposal 4.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT OR THE PROXY CARD AND THEY CONTINUE TO BE IN FULL FORCE AND EFFECT AS ORIGINALLY FILED.

Please note that any proxy card that you received has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. The Company urges shareholders to vote their shares prior to the Annual Meeting by using one of the methods described in the Proxy Statement.

By Order of the Board of Directors,

/s/ Von E. Hays
Von E. Hays
Senior Executive Vice President and Chief Legal Officer
March 13, 2024
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